ATLANTIC BEVERAGE COMPANY, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                For the
                                                             Three Months
                                                                 Ended
                                                             June 30, 1996


NET INCOME                                                 $         151,499
                                                           =================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                         5,787,800
                                                           =================
NET INCOME (LOSS) PER SHARE:...............................$             .03
                                                           =================


COMPUTATION OF WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING:

    Shares outstanding as of March 31, 1996................        6,149,022

    Less:  Treasury stock..................................         (408,038)

    Impact of dilutive stock options as of June 30, 1996...           46,816
                                                           -----------------
                                                                   5,787,800
                                                           =================